EXHIBIT 5.1

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

SAMUEL S. LIONEL

GRANT SAWYER

(1918-1996)

JON R. COLLINS

(1923-1987)

RICHARD H. BRYAN

JEFFREY P. ZUCKER

PAUL R. HEJMANOWSKI

ROBERT D. FAISS

DAVID N. FREDERICK

RODNEY M. JEAN

HARVEY WHITTEMORE

TODD TOUTON

CAM FERENBACH

LYNDA S. MABRY

MARK H. GOLDSTEIN

KIRBY J. SMITH

COLLEEN A. DOLAN

JENNIFER A. SMITH

DAN R. REASER

PAUL E. LARSEN

ALLEN J. WILT

LYNN S. FULSTONE

RORY J. REID

DAN C. McGUIRE

JOHN E. DAWSON

FRED D. “PETE” GIBSON, III

CHARLES H. McCREA JR.

GREGORY E. SMITH

MALANI L. KOTCHKA

LESLIE BRYAN HART

CRAIG E. ETEM

TODD E. KENNEDY

MATTHEW E. WATSON

JOHN M. NAYLOR

WILLIAM J. McKEAN

ELIZABETH BRICKFIELD

GREGORY R. GEMIGNANI

LINDA M. BULLEN

LAURA J. THALACKER

DOREEN SPEARS HARTWELL

LAURA K. GRANIER

MAXIMILIANO D. COUVILLIER III

1100 BANK OF AMERICA PLAZA 50 WEST LIBERTY STREET RENO, NEVADA 89501 (775) 788-8666 –––– FAX (775) 788-8682 lsc@lionelsawyer.com www.lionelsawyer.com

MICHAEL D. KNOX

ERIN FLYNN

JENNIFER ROBERTS

MEREDITH L. STOW

DOUGLAS A. CANNON

RICHARD T. CUNNINGHAM

MATTHEW R. POLICASTRO

TREVOR HAYES

JENNIFER J. DiMARZIO

PEARL L.GALLAGHER

CHRISTINE D. SMITH

SUSAN L. MYERS

BRIAN S. PICK

JENNIFER L. BRASTER

LUCAS J. TUCKER

CHRISTOPHER WALTHER

KEVIN J. HEJMANOWSKI

KETAN D. BHIRUD

LAUREN D. CALVERT-ARNOLD

ROBERT W. HERNQUIST

CHRISTIAN HALE

TIMOTHY R. MULLINER

COURTNEY MILLER O'MARA

BRIAN H. SCHUSTERMAN

MOHAMED A. IQBAL, JR.

KELLY R. KICHLINE

MARK J. GARDBERG

ELIZABETH A. HIGH

JAMES B. GIBSON

GREG J. CARLSON

ABIGAYLE F. DANG

JING ZHAO

November 3, 2009	OF COUNSEL RICHARD J. MORGAN* ELLEN WHITTEMORE BRIAN HARRIS CHRISTOPHER MATHEWS MARK A. CLAYTON *ADMITTED IN CA ONLY

Quamtel, Inc.

14911 Quorum Drive, Suite 140

Dallas, Texas 75254

Re:

Registration of the Common Stock of Quamtel, Inc.

Ladies and Gentlemen:

We are acting as special Nevada counsel for Quamtel, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended, of 5,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with the United States Securities and Exchange Commission (the “SEC”) under a Registration Statement on Form S-8 relating to the Company’s 2009 Equity Incentive Plan, filed with the SEC on the date hereof (the “Registration Statement”).

Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

We have examined originals or copies of each of the documents listed below:

1.

Certificate of Corporate Existence relating to the Company, issued by the Nevada Secretary of State;

2.

The Amended and Restated Articles of Incorporation of the Company, dated as of August 5, 2009, and certified by the Nevada Secretary of State as of October 28, 2009;

3.

The Bylaws of the Company dated as of November 24, 1999;

4.

Written Consent of the Directors of the Company, dated as of September 15, 2009;

5.

The Company’s 2009 Equity Incentive Plan (the “Plan”);

LAS VEGAS OFFICE: 1700 BANK OF AMERICA PLAZA, 300 SOUTH FOURTH STREET • LAS VEGAS, NEVADA 89101 • (702) 383-8888 • FAX (702) 383-8845

CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 851-2115 • FAX (775) 841-2119

LIONEL SAWYER & COLLINS

     ATTORNEYS AT LAW

Quamtel, Inc.

November 3, 2009

6.

Form of Stock Certificate for the common stock of the Company (the “Certificate”); and,

7.

The Registration Statement.

We have examined originals or copies of such other corporate records, certificates of corporate officers and public officials and other agreements and documents as we have deemed necessary or advisable for purposes of this opinion letter.  We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all factual matters contained therein.

We have assumed that at the time of the issuance of the Common Stock pursuant to the Plan, the Company will have sufficient authorized but unissued shares of the Company’s common stock.

Based upon the foregoing, and subject to the following, it is our opinion that, the Common Stock, when issued in accordance with the Plan and any applicable agreements entered into in accordance therewith, and upon the delivery of certificates to the stockholder in the form of the Certificate representing the Common Stock so issued, will be duly authorized, validly issued, fully-paid and non-assessable.

This Opinion Letter is issued in the State of Nevada. By issuing this Opinion Letter, Lionel Sawyer & Collins (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada.  Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada.  Your acceptance of this Opinion Letter shall constitute your agreement to the foregoing.

The opinions expressed above are limited to the laws of the State of Nevada, including reported judicial decisions. This Opinion Letter is intended solely for use in connection with the registration of the Common Stock as described in the Registration Statement and resales of the Common Stock, and it may not be reproduced or filed publicly, without the written consent of this firm; provided, however, we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement.  In giving this consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Lionel Sawyer & Collins

Lionel Sawyer & Collins